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                               UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM 8-K
                              CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report......October 3, 1997

                   National Bancorp of Alaska, Inc.
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      (Exact name of registrant as specified in its charter)

          Delaware                  0-10769          92-0087646
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   (State or other jurisdiction    (Commission      (IRS Employer
    of incorporation)               File Number)    Identification No.)

   Northern Lights Boulevard and C Street, Anchorage, AK  99503
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   (Address of principal executive offices)              (Zip Code)

                  (907) 276-1132
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    (Registrant's telephone number, including area code)










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Item 5. Other Events
        Press Release

NEWS

NATIONAL BANK OF ALASKA
P. O. Box 100600, Anchorage, Alaska  99510-0600  (907) 265-2771


FOR IMMEDIATE RELEASE            CONTACT:  Elaine Junge, APR
DATE:  October 3, 1997                        (907) 265-2771


                 NATIONAL BANCORP OF ALASKA BOARD APPROVES

                         STOCK REPURCHASE INCREASE



   (Anchorage, AK) -- At its September board meeting, the National Bancorp of Alaska board of directors authorized the company to repurchase up to

500,000 shares of the company's common stock, or approximately 6% of issued stock.  This includes 300,000 shares authorized for repurchase in May.



   The repurchased shares may be reissued in the future in connection with the company's profit sharing plan, 401(k) plan and non-qualifying deferred compensation plan, or for other corporate purposes, or else held indefinitely in the treasury or retired.



   National Bancorp of Alaska is the holding company that owns all the shares of National Bank of Alaska.  NBA is one of the highest capitalized banks in the United States.  Its stock trading symbol is NBAK.




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                              SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       NATIONAL BANCORP OF ALASKA, INC.

 October 3, 1997                       /s/Gary Dalton
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     Date                              Gary Dalton,Executive Vice
                                       President and Controller
                                       (Pricipal Accounting Officer)














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